                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANT

I consent to the use in this Registration Statement of Energy Search, Incorporated on Form SB-2 of my Report which is dual dated "January 30, 1996, except Note J which is dated November 4, 1996," included herein, on the financial statements of Energy Search, Incorporated as of December 31, 1995 and 1994 and for each of the two years ended December 31, 1995. I consent to the use in this Registration Statement of Energy Search, Incorporated on Form SB-2 of my Report on Supplementary Information dated January 30, 1996 which is presented as supplementary information to the December 31, 1995 and 1994 financial statements of Energy Search, Incorporated.

I also consent to the reference to me under the heading "Experts" in the Proxy Statement/Prospectus, which is part of this Registration Statement.

/s/ Ronald D. Cameron
---------------------
Ronald D. Cameron, CPA

November 13, 1996
Knoxville, Tennessee